UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 25, 2017, Terra Tech Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).

Stockholders Entitled to Vote

Stockholders of record of the Company at the close of business on August 10, 2017 (the “Record Date”) were entitled to vote at the Meeting. On that date, 647,725,861 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) were outstanding and entitled to vote. Also on that date, 100 shares of Series A preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), and 32,496,112 shares of Series B preferred stock, par value $0.001 per share (the “Series B Preferred Stock”), of the Company (collectively, the “Preferred Stock”) were outstanding and entitled to vote.

Number of Votes

Common Stock: For vote tabulation purposes at the Meeting, each share of Common Stock is entitled to one vote at the Meeting. Collectively, the holders of Common Stock are entitled to 647,725,861 votes at the Meeting.

Series A Preferred Stock: For vote tabulation purposes at the Meeting, each share of Series A Preferred Stock is entitled to one vote for each share of Common Stock into which a share of Series A Preferred Stock is convertible. Accordingly, each share of Series A Preferred Stock is entitled to one vote at the Meeting. Collectively, the holders of Series A Preferred Stock are entitled to 100 votes at the Meeting.

Series B Preferred Stock: For vote tabulation purposes at the Meeting, each share of Series B Preferred Stock is entitled to 100 votes for each share of Common Stock into which a share of Series B Preferred Stock is convertible. Collectively, the holders of Series B Preferred Stock are entitled to 3,249,611,200 votes at the Meeting.

A total of 3,897,337,161 shares of Common Stock were present in person or represented by proxy and entitled to vote at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting, as described in greater detail in our Definitive Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on August 15, 2017:

Proposal 1 – Election of Directors. Our stockholders duly elected Derek Peterson, Kenneth P. Krueger, Michael A. Nahass, Steven J. Ross and Kenneth Vande Vrede by a plurality of the voting power of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. The results of the voting were as follows:

	For	Abstain	Withheld	Broker Non-Votes
1) Derek Peterson	3,260,095,068	0	1,142,374	7,227,960
2) Kenneth P. Krueger	3,260,059,135	0	1,178,307	7,227,960
3) Michael A. Nahass	3,259,999,318	0	1,238,124	7,227,960
4) Steven J. Ross	3,260,064,710	0	1,172,732	7,227,960
5) Kenneth VandeVrede	3,260,050,566	0	1,186,849	7,227,987

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Proposal 2 – Ratification of Independent Registered Public Accounting Firm. Our stockholders ratified the selection of Macias Gini & O’Connell LLP as our independent registered public accountants for the fiscal year ending December 31, 2017. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes

3,266,556,522	955,447	952,233	1,200

Proposal 3 – Approval an amendment to the Company's Amended Articles of Incorporation. Our stockholders approved an amendment to our Amended Articles of Incorporation to implement one or more reverse stock splits of the Common Stock at an aggregate ratio of not less than one-for-five and not more than one-for-fifty, within the discretion of the Board of Directors, at any time or from time-to-time prior to September 25, 2018. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes

3,241,283,288	26,238,582	342,787	600,745

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: September 26, 2017	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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